Exhibit 99.1

INNOVATE Closes Indebtedness Refinancing Transactions
INNOVATE’s Maturity Profile Has Been Successfully Extended
NEW YORK, August 4, 2025 - INNOVATE Corp. (NYSE: VATE) (“INNOVATE” or the “Company”) today announced that it has closed a series of previously announced indebtedness refinancing transactions that will, among other things, exchange or amend existing instruments representing 81.7% of the total outstanding principal amount of the Company's debt as of June 30, 2025 for instruments with longer maturities.
The refinancing transactions include (i) the initial closing of an exchange offer and consent solicitation with respect to the Company’s senior secured notes, (ii) privately negotiated exchanges of certain of the Company’s convertible senior notes, (iii) amendment and extension of the Company’s 2020 Revolving Credit Agreement (as defined below), (iv) amendment and extension of the Company’s Continental General Insurance Company (“CGIC”) note, as well as the exchange of a portion of the Company’s preferred stock held by CGIC in exchange for increasing the principal amount of that note, (v) amendment and extension of the Spectrum Notes (as defined below) and (vi) amendment and extension of the R2 Technologies Note (as defined below).
New Senior Secured Notes

On August 4, 2025 (the “Closing Date”), the Company held an initial closing in respect of its previously announced exchange offer and consent solicitation (the “Exchange Offer”) to eligible holders of its 8.500% Senior Secured Notes due 2026 (the “Existing Senior Secured Notes”) to exchange such Existing Senior Secured Notes for newly issued 10.500% Senior Secured Notes due 2027 (the “New Senior Secured Notes”). The Company, the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “New Senior Secured Notes Trustee”) and collateral trustee, entered into an indenture (the “New Senior Secured Notes Indenture”) governing the New Senior Secured Notes and the Company issued approximately $360.3 million aggregate principal amount of New Senior Secured Notes as consideration for the exchange of approximately $328.1 million aggregate principal amount of the Existing Senior Secured Notes (inclusive of $52.50 principal amount of New Senior Secured Notes per $1,000 principal amount of Existing Senior Secured Notes exchanged, paid to exchanging holders in lieu of the interest payment in respect of the Existing Senior Secured Notes that was due on August 1, 2025).
The Company intends to make the interest payment that was initially due on August 1, 2025, in respect of any Existing Senior Secured Notes that remain outstanding following the final settlement of the Exchange Offer on August 29, 2025. Following the initial settlement of the Exchange Offer, approximately $1.9 million aggregate principal amount of Existing Senior Secured Notes remain outstanding.
The expiration deadline for the Exchange Offer is midnight (end of day), New York City time, on August 13, 2025, unless extended by the Company. The Company currently expects that the final settlement of the Exchange Offer will occur on August 15, 2025, subject to all conditions to the Exchange Offer having been satisfied or waived by the Company.
Existing Senior Secured Notes
Also on the Closing Date, the Company and U.S. Bank Trust Company, National Association, as trustee (the “Existing Senior Secured Notes Trustee”), entered into a first supplemental indenture (the “Existing Senior Secured Notes Supplemental Indenture”) to the indenture, dated as of February 1, 2021, by and among the Company, the guarantors party thereto from time to time and the Existing Senior Secured Notes Trustee, governing the Existing Senior Secured Notes (the “Existing Senior Secured Notes Indenture”). The Existing Senior Secured Notes Supplemental Indenture amended the Existing Senior Secured Notes Indenture and the Existing Senior Secured Notes to effectuate certain proposed amendments with respect to the Existing Senior Secured Notes pursuant to the previously announced solicitation of consents, which amendments included eliminating substantially all of the restrictive covenants, eliminating certain events of default, modifying covenants regarding mergers and consolidations and modifying or eliminating certain other provisions contained in the Existing Senior Secured Notes Indenture and the Existing Senior Secured Notes. In addition, the liens securing the Existing Senior Secured Notes were subordinated to the liens securing certain indebtedness, including the New Senior Secured Notes, New Convertible Notes referred to below and the

2020 Revolving Credit Agreement referred to below pursuant to the Existing Senior Secured Notes Supplemental Indenture.
New Convertible Notes
Also on the Closing Date, the Company settled the exchanges (collectively, the “Convertible Notes Exchanges”) under its previously announced privately negotiated exchange agreements (collectively, the “Exchange Agreements”) with certain holders of its 7.5% Convertible Senior Notes due 2026 (the “Existing Convertible Notes”). Pursuant to the Exchange Agreements, the Company exchanged approximately $48.7 million of the then outstanding aggregate principal amount of the Existing Convertible Notes for approximately $53.5 million aggregate principal amount of newly issued 9.5% Convertible Senior Secured Notes due 2027 (the “New Convertible Notes”) (inclusive of $47.50 principal amount of New Convertible Notes per $1,000 principal amount of Existing Convertible Notes exchanged, paid to exchanging holders in lieu of the interest payment in respect of the Existing Convertible Notes that was due on August 1, 2025). No separate cash payment will be made at the settlement of the exchange for accrued and unpaid interest on the Existing Notes being exchanged. The Company, the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “New Convertible Notes Trustee”) and collateral trustee, entered into an indenture (the “New Convertible Notes Indenture”), dated as of the Closing Date, governing the New Convertible Notes.
The Convertible Notes Exchanges were made, and the New Convertible Notes were issued, in reliance on a private placement exemption from registration under the Securities Act. The New Convertible Notes and the shares of common stock issuable upon their conversion have not been and will not be registered under the Securities Act, and the New Convertible Notes and such shares may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.
Existing Convertible Notes
On the Closing Date, the Company and U.S. Bank Trust Company, National Association, as trustee (the “Existing Convertible Notes Trustee”) entered into a first supplemental indenture (the “Existing Convertible Notes Supplemental Indenture”) to the indenture, dated as of February 1, 2021, by and among the Company, the guarantors party thereto from time to time and the Existing Convertible Notes Trustee, governing the Existing Convertible Notes (the “Existing Convertible Notes Indenture”). The Existing Convertible Notes Supplemental Indenture amended the Existing Convertible Notes Indenture and the Existing Convertible Notes to effectuate certain proposed amendments with respect to the Existing Convertible Notes pursuant to the previously announced solicitation of consents, which amendments included eliminating substantially all of the restrictive covenants, eliminating certain events of default, modifying covenants regarding mergers and consolidations and modifying or eliminating certain other provisions, contained in the Existing Convertible Notes Indenture and the Existing Convertible Notes.
Revolving Credit Agreement
On the Closing Date, the Company and MSD PCOF Partners IX, LLC entered into an Eighth Amendment to Credit Agreement (the “2020 Revolving Credit Agreement Extension Amendment”), which amends the Company’s existing credit agreement, dated as of March 13, 2020 (the “2020 Revolving Credit Agreement”). The Eighth Amendment to Credit Agreement provides for, among other things, extension of the 2020 Revolving Credit Agreement’s maturity to September 15, 2026.
CGIC Debt
On the Closing Date, the Company and CGIC entered into a Subordinated Secured Promissory Note to, among other things, extend the maturity of its existing subordinated unsecured promissory note with CGIC (the “CGIC Note”) to April 30, 2027, and secure the amended CGIC Note by a third priority lien on the same collateral securing the New Senior Secured Notes and the New Convertible Notes. The amended CGIC Note has an interest rate of 16%. Interest on the amended CGIC Note will be paid in the form of PIK interest through August 31, 2026, and all interest payments thereafter will be payable in cash. As part of the agreement with

CGIC, 8,063 shares of Series A-4 Preferred Stock of the Company (including accrued dividends) held by CGIC has been exchanged for an additional principal amount of the CGIC Note, on a dollar-for-dollar basis (the “Preferred Stock Exchange”). After giving effect to the Preferred Stock Exchange, payment of accrued interest of the CGIC Note through July 31, 2025, as PIK interest, and a related fee, the aggregate outstanding principal amount of the CGIC Note is $43.0 million.
HC2 Broadcasting Holdings Debt
On the Closing Date, the Company and entered into a Tenth Omnibus Amendment to Secured Notes and Limited Consent to MSD Secured Note and Intercreditor Agreement with the noteholders of Spectrum’s $69.7 million 8.50% and 11.45% Notes (the “Spectrum Notes”) to, among other things, extend the maturity of such notes to September 30, 2026 (the “Spectrum Notes Extension”). The Spectrum Notes Extension also requires us to meet certain milestones with respect to strategic alternatives for our Broadcasting segment, such that, if the Spectrum Notes are not repaid in full in cash on or before November 1, 2025, the Company will be required to commence an alternative strategic process for HC2 Broadcasting Holdings Inc.
R2 Technologies Debt
On the Closing Date, the Company and R2 Technologies, Inc. (“R2 Technologies”) entered into a Senior Secured Promissory Note to, among other things, extend the maturity of R2 Technologies’ $20 million 20.0% senior secured promissory note due to Lancer Capital to August 1, 2026. The amended R2 note has an interest rate of 12% and removes certain exit and default fees. All interest and fees (including a 5% extension fee) accrued through August 4, 2025, have been added to the principal amount.
Important Notes
This communication is not and shall not constitute (i) an offer to buy, or a solicitation of an offer to sell, the Existing Senior Secured Notes or any other securities, (ii) the solicitation of consents from any holders of the Existing Senior Secured Notes or any other securities, or (iii) an offer to sell, or the solicitation of an offer to buy, the New Senior Secured Notes or any other securities (together, “Securities”). There shall be no offering or sale of Securities, and no solicitation of consents from any holders of the Existing Senior Secured Notes or any other Securities, in any jurisdiction in which such offer, sale or solicitation would be unlawful. Any offer or solicitation will only be made pursuant to a separate disclosure or solicitation document and only to such persons and in such jurisdictions as permitted under applicable law. The offering of any Securities has not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”). No Securities may be offered or sold absent registration under the Securities Act or pursuant to an offer or sale under one or more exemptions from, or in a transaction not subject to, the registration requirements of the Securities Act.
The New Senior Secured Notes have been and are being offered for exchange only (i) to “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”), and (ii) outside the United States, to persons other than “U.S. persons” as defined in Rule 902 under the Securities Act in compliance with Regulation S under the Securities Act (each, an “Eligible Holder”).
Documents relating to the Exchange Offer will only be distributed to holders of the Existing Senior Secured Notes that complete and return a letter of eligibility confirming that they are Eligible Holders. Holders of the Existing Senior Secured Notes that desire a copy of the eligibility letter may contact Global Bondholder Services Corporation, the exchange agent and information agent for the Exchange Offer, by calling (855) 654-2015 (toll free) or at (212) 430-3774 (banks and brokerage firms) or visit the website for this purpose at https://gbsc-usa.com/eligibility/innovatecorp.
Cleary Gottlieb Steen & Hamilton LLP is acting as legal advisor to INNOVATE in connection with the transactions described in this press release.

About INNOVATE
INNOVATE Corp. is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs approximately 3,100 people across its subsidiaries.
Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally relate to future events, such as the conduct, negotiation of definitive terms, holder participation, fulfillment or waiver of closing conditions and successful settlement of each of the refinancing transactions described in this press release. You are cautioned that such statements are not guarantees of future performance and that INNOVATE’s actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause INNOVATE’s actual expectations to differ materially from these forward-looking statements include INNOVATE’s exchanges of its debt securities and the other factors under the heading “Risk Factors” set forth in INNOVATE’s Annual Report on Form 10-K, as supplemented by INNOVATE’s quarterly reports on Form 10-Q. Such filings are available on INNOVATE’s website or at www.sec.gov. You should not place undue reliance on these forward-looking statements, which are made only as of the date of this press release. INNOVATE undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.
Investor Contact
Solebury Strategic Communications
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691